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                                  EXHIBIT 23.1






R.A. Lenser & Associates, Inc.
Petroleum Engineers




            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
            ---------------------------------------------------------

         As independent oil and gas consultants, R.A. Lenser & Associates, Inc. hereby consents to (a) the use of our report setting forth our estimates of proved reserves and future revenue, as of December 31, 1999, to the interest of Blue Ridge Energy, Inc. ("BR Energy") in certain oil and gas properties, (b) all references to our firm included in or made a part of BR Energy's annual report on Form 10-KSB for the year ended December 31, 1998 and 1999, (c) the incorporation by reference thereof into BR Energy's Registration Statement on Form 10-SB, and (d) the reference of our firm under the heading "Experts" in the prospectus.

                                        R.A. LENSER & ASSOCIATES, INC.
                                        PETROLEUM ENGINEERS


March 27, 2000                         /s/  R. A. Lenser & Associates
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